Exhibit 99.1

Five Prime Therapeutics Initiates Dosing of Rheumatoid Arthritis Patients in its Phase 1 Clinical Trial of FPA008

SOUTH SAN FRANCISCO, Calif., November 17, 2014, (GLOBE NEWSWIRE) — Five Prime Therapeutics, Inc. (Nasdaq:FPRX), a clinical-stage biotechnology company focused on discovering and developing novel protein therapeutics for cancer and inflammatory diseases, today announced that the company has initiated dosing of rheumatoid arthritis (RA) patients in its Phase 1 clinical trial of FPA008, a monoclonal antibody that inhibits colony stimulating factor-1 receptor (CSF1R). FPA008 is being developed as a potential treatment for RA and solid tumors. FPA008 has two modes of action in RA, blocking the production of multiple inflammatory cytokines and directly inhibiting the activity of osteoclasts, thus preventing bone erosion.

“We are pleased with the progress we’ve made in the healthy volunteer portion of our Phase 1 clinical trial, for which we recently reported initial results at the 2014 American College of Rheumatology Annual Scientific Meeting, and are excited to be advancing into patients with active RA,” said Julie Hambleton, M.D., senior vice president and chief medical officer of Five Prime. “There is still an unmet need for effective and novel RA treatments, particularly for patients who aren’t responding to anti-TNF or anti-IL6 therapies. Because of FPA008’s unique ability to both reduce inflammatory factors and prevent bone erosion, we believe it offers considerable potential as a differentiated therapeutic in the treatment of RA and other inflammatory diseases.”

The Phase 1 clinical trial of FPA008 is a randomized, double-blind, placebo-controlled, single- and multiple-ascending dose study of FPA008 in both healthy volunteers and patients with active RA. The primary endpoint of the trial is safety, with secondary endpoints including pharmacokinetics (PK), pharmacodynamics and, in the RA patients, disease activity as measured by ACR scores and magnetic resonance imaging (MRI). Five Prime is conducting the Phase 1 clinical trial in three parts. The first two parts of the trial assessed single ascending doses and then multiple ascending doses of FPA008 in healthy volunteers. In the third part of the trial, Five Prime is assessing FPA008 in patients with RA who have active disease and are on methotrexate. Following an initial open label dose escalation period of FPA008 in combination with methotrexate, approximately 30 patients will be randomized versus a placebo control at one or two selected doses and followed for 12 weeks.

For more information on Five Prime’s Phase 1 study of FPA008, please see:

http://clinicaltrials.gov/ct2/show/NCT01962337?term=FPA008&rank=1

About FPA008

FPA008, an antibody that inhibits colony stimulating factor-1 receptor (CSF-1R), is being developed by Five Prime to treat patients with monocyte-dependent diseases, including rheumatoid arthritis (RA) and solid tumors. FPA008 inhibits the activation and survival of monocytes and macrophages that produce cytokines and are elevated in RA and certain tumors. FPA008 also directly inhibits osteoclasts, monocyte-lineage cells that can cause bone erosions in patients with RA.

About Five Prime

Five Prime Therapeutics, Inc. discovers and develops innovative therapeutics to improve the lives of patients with serious diseases. Five Prime’s comprehensive discovery platform, which encompasses virtually every medically relevant extracellular protein, positions it to explore pathways in cancer, inflammation and their intersection in cancer immunotherapy, an area of oncology with significant therapeutic potential and a growing focus of the company’s R&D activities. Five Prime has entered into strategic collaborations with leading global pharmaceutical companies and has promising product candidates in clinical and late preclinical development. For more information, please visit www.fiveprime.com.

Cautionary Note on Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Five Prime’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this press release include statements regarding Five Prime’s potential receipt of milestone payments and royalties. Factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Five Prime’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” contained therein. Except as required by law, Five Prime assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

CONTACT: Amy Kendall,

Corporate Communications

415-365-5776

amy.kendall@fiveprime.com